                                                                   EXHIBIT 10.18

                              AMENDED AND RESTATED
                      REVOLVING LOAN AND SECURITY AGREEMENT

          This AMENDED AND RESTATED REVOLVING LOAN AND SECURITY AGREEMENT is entered into as of January 31, 2000 by and between COMERICA BANK-CALIFORNIA ("Bank") and WOOD ALLIANCE, S.P. INC. d/b/a WOOD ASSOCIATES, a California corporation ("Borrower").

                                    RECITALS

          A. Borrower wishes to obtain credit from time to time from Bank, and Bank desires to extend credit to Borrower. This Agreement sets forth the terms on which Bank will advance credit to Borrower, and Borrower will repay the amounts owing to Bank.

          B. This Agreement amends, restates, and supersedes the Loan and Security Agreement (Accounts and Inventory) dated July 7, 1997, (the "Loan Agreement") by and between Bank and Borrower, as amended by the First Modification to Loan & Security Agreement dated November 21,1997, as further amended by the Second Modification to Loan & Security Agreement dated July 8,1998, as further amended by the Third Modification to Loan & Security Agreement dated August 12, 1998, as further amended by the Fourth Modification to Loan & Security Agreement dated October 15, 1998.

                                    AGREEMENT

          The parties agree as follows:

                                   Article I
                          DEFINITIONS AND CONSTRUCTION

          1.1 Definitions. As used in this Agreement, the following terms shall
              -----------
have the following definitions:

          "Accounts" means all presently existing and hereafter arising accounts, contract rights, and all other forms of obligations owing to Borrower arising out of the sale or lease of goods (including, without limitation, the licensing of software and other technology) or the rendering of services by Borrower, whether or not earned by performance, and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by Borrower and Borrower's Books relating to any of the foregoing.

          "Advance" or "Advances" means an Advance under the Revolving Facility.

          "Affiliate" means any Person, including any Person who is a director, officer, partner or manager of such Person: (a) which directly or indirectly controls, or is controlled by, or is under common control with, the Borrower or a Subsidiary; (b) which directly or indirectly beneficially owns or holds five percent (5%) or more of any class of voting stock of the Borrower or any Subsidiary; or (c) five percent (5%) or more of the voting stock of which is directly or indirectly beneficially owned or held by the Borrower or a Subsidiary. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

          "Agreement" means this Amended and Restated Revolving Loan and Security Agreement, as amended, supplemented, or modified from time to time.

          "Bank Expenses" means all reasonable costs or expenses (including reasonable attorneys' fees and expenses) incurred in connection with enforcing or defending the Loan Documents (including fees and expenses of appeal), whether or not suit is brought.

          "Base Rate" means the variable rate of interest, per annum, most recently announced by Bank, as its "Base Rate," whether or not such announced rate is the lowest rate available from Bank.

          "Base Advance" means any Advance when and to the extent that the interest rate therefor is determined by a reference to the Base Rate.

          "Borrower's Books" means all of Borrower's books and records including ledgers, records indicating, summarizing, or evidencing Borrower's properties or assets or liabilities, all information relating to Borrower's business operations or financial condition, and all computer programs, disc or tape files, printouts, runs, or other computer prepared information, and the equipment containing such information.

          "Borrowing Base" has the meaning set forth in Section 2.1(a) hereof.

          "Business Day" means any day that is not a Saturday, Sunday, or other day on which banks in the State of California are authorized or required to close.

          "Capital Lease" means all leases which have been or should be capitalized on the books of the lessee in accordance with GAAP.

          "Closing Date" means the date of this Agreement.

          "Code" means the Internal Revenue Code of 1986, as amended from time to time, and the regulations and published interpretations thereof.

          "COF Advance" means any Advance when and to the extent that the interest rate therefor is determined by a reference to the Bank's Cost of Funds.

          "Collateral" means the property described on Exhibit A attached
                                                       ---------
hereto.

          "Committed Line" means Ten Million and 00/100 Dollars
($10,000,000.00).

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          "Contingent Obligation" means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to (i) any indebtedness, lease, dividend, letter of credit or other obligation of another, including, without limitation, any such obligation directly or indirectly guaranteed, endorsed, co-made or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable; (ii) any obligations with respect to undrawn letters of credit issued for the account of that Person; and (iii) all obligations arising under any interest rate, currency or commodity swap agreement, interest rate cap agreement, interest rate collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; provided, however, that the term "Contingent Obligation" shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determined amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith; provided, however, that such amount shall not in any event exceed the maximum amount of the obligations under the guarantee or other support arrangement.

          "Current Assets" means, as of any applicable date of determination, all cash, non-affiliated customer receivables, United States government securities, claims against the United States government, and Inventory.

          "Current Liabilities" means, as of any applicable date, (i) all liabilities of a person that should be classified as current in accordance with GAAP, including without limitation any portion of the principal of the Indebtedness classified as current, plus (ii) to the extent not otherwise included, all liabilities of the Borrower to any of its affiliates whether classified as current in accordance with GAAP.

          "Daily Balance" means the amount of the Obligations owed at the end of a given day.

          "Effective Tangible Net Worth" means net worth as determined in accordance with GAAP consistently applied, increased by Subordinated Debt, if any, and decreased by the following: patents, licenses, goodwill, subscription lists, organization expenses, trade receivables converted to notes, money due from affiliates (including officers, directors, subsidiaries and commonly held companies).

          "Eligible Accounts" means those Accounts that arise in the ordinary course of Borrower's business that comply with all of Borrower's representations and warranties to Bank set forth in Section 6.4; provided, that standards of eligibility may be fixed and revised from time to time by Bank in Bank's reasonable judgment. Unless otherwise agreed to by Bank, Eligible Accounts shall not include the following: (a) Accounts which remain uncollected for more than ninety (90) days from invoice date.; (b) Accounts due from an account debtor that has suffered a business failure or the termination of its existence, or as to which a dissolution, insolvency or bankruptcy proceeding has been commenced, any assignment for the benefit of creditors has been made, or a trustee, receiver or conservator has been appointed for all or any part of the assets of such account debtor; (c) Accounts due from an account debtor who is an Affiliate of Borrower or affiliated with Borrower in any manner, including, without limitation, as stockholder, owner, officer, director, agent or employee; (d) Accounts with respect to which payment is or may be conditional; (e) Accounts with respect to which the account debtor is not a resident or citizen of, located in, or subject to service of process in, the United States, and which are not either (i) covered by credit insurance in form and amount, and by an insurer, satisfactory to Bank, (ii) supported by one or more letters of credit that are assignable by their terms and have been delivered to Bank in an amount, of a tenor, and issued by a financial institution, acceptable to Bank; or (iii) that Bank approves on a case by case basis; (f) Accounts due from the United States of America, including, without limitation, any instrumentality, division, agency, body or department thereof; (g) Accounts commonly known as "bill and hold" or a similar arrangement; (h) Accounts due from an account debtor as to which twenty five percent (25%) percent or more of the aggregate dollar amount of all outstanding Accounts owing from such account debtor remain uncollected for more than ninety (90) days from invoice date; (i) That portion of Accounts due from an account debtor which is in excess of twenty five percent (25%) percent of Borrower's aggregate dollar amount of all outstanding Eligible Accounts; (j) Accounts as to which Borrower is or may become liable to the account debtor for any reason; (k) Accounts which are not free of all liens, encumbrances, charges, rights and interest of any kind, except in favor of Bank;
(1) Accounts which are supported or represented by a promissory note, post-dated check or letter of credit unless such instrument is actually delivered to Bank;
(m) Accounts that are payable in other than United States Dollars; (n) Accounts which are unsuitable as collateral, as determined by Bank in the exercise of its reasonable sole discretion.

          "Eligible Inventory" means Inventory of Borrower held for sale or lease in the ordinary course of Borrower's business which is: (a) Inventory in which Bank has a first, priority, perfected security interest; (b) not subject to a security interest, lien or other encumbrance in favor of any other Person;
(c) of good and merchantable quality free from defects; (d) owned and in the lawful possession of Borrower; and (e) otherwise acceptable to Bank in its reasonable sole discretion.

          "Equipment" means all present and future machinery, equipment, tenant improvements, furniture, fixtures, vehicles, tools, parts and attachments in which Borrower has any interest.

          "ERISA" means the Employment Retirement Income Security Act of 1974, as amended, and the regulations thereunder.

          "Event of Default" has the meaning set forth in Article X.

          "Fixed Charges" means and includes for any applicable period of determination, the sum, without duplication, of (a) all interest paid or payable during such period by a person on debt of such person, plus (b) all payments of principal or other sums paid or payable during such period by such person with respect to debt of such person having a final maturity more than one year from the date of creation of such debt, plus (c) all debt discount and expense amortized or required to be amortized during such period by such person, plus
(d) the maximum amount of all rents and other payments paid or required to be paid by such person during such period under any lease or other contract or arrangement providing for use of real or personal property in respect of which such person is obligated as a lessee, use or obligor, plus (e) all dividends and other distributions paid or payable by such person or otherwise accumulating during such period on any capital stock of such person, plus (f) all loans or other advances made by such person during such period to any Affiliate of such person.

          "Funding Date" means the date that amounts are advanced by Bank under the Revolving Facility.

          "GAAP" means generally accepted accounting principles as in effect from time to time in the United States of America, applied on a consistent basis over the time period in question as to classification of items and amounts.

          "Guarantors" means Monte D. Wood, an individual and James D. Childers, an individual.

          "Indebtedness" means (a) all indebtedness for borrowed money or the deferred purchase price of property or services, including without limitation reimbursement and other obligations with respect to surety bonds and letters of credit; (b) all obligations evidenced by notes, bonds, debentures or similar instruments; (c) obligations as lessee under Capital Leases; (d) current liabilities in respect of unfunded vested benefits under Plans covered by ERISA; and (e) all Contingent Obligations.

          "Insolvency Proceeding" means any proceeding commenced by or against any person or entity under any provision of the United States Bankruptcy Code, as amended, or under any other bankruptcy or insolvency law, including assignments for the benefit of creditors, formal or informal moratoria, compositions, extension generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

          "Interest Period" means (a) with respect to any COF Advance, the period commencing on the Funding Date and ending, as the Borrower may select, pursuant to Section 2.3, on the numerically corresponding day thirty (30), sixty
(60), ninety (90) or one hundred twenty (120) days from the Funding Date; provided that all of the foregoing provisions relating to Interest Periods are subject to the following: (a) no Interest Period may extend beyond the Termination Date; and (b) if an Interest Period would end on a day that is not a Business Day, such Interest Period shall be extended to the next Business Day.

          "Inventory" means all present and future inventory in which Borrower has any interest, including merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products intended for sale or lease or to be furnished under a contract of service, of every kind and description now or at any time hereafter owned by or in the custody or possession, actual or constructive, of Borrower, including such inventory as is temporarily out of its custody or possession or in transit and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing and any documents of title representing any of the above, and Borrower's Books relating to any of the foregoing.

          "Investment" means any beneficial ownership of (including stock, partnership interest or other securities) any Person, or any loan, advance or capital contribution to any Person.

          "Letters of Credit" mean commercial or standby letters of credit issued by Bank from time to time under the Revolving Facility.

          "Lien" means any mortgage, deed of trust, pledge, security interest, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), or preference, priority, or other security agreement or preferential arrangement, charge, or encumbrance of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the UCC or comparable law of any jurisdiction to evidence any of the foregoing).

          "Loan Documents" means, collectively, this Agreement, any note or notes executed by Borrower, and any other agreement entered into between Borrower and Bank in connection with this Agreement, all as amended or extended from time to time.

          "Material Adverse Effect" means a material adverse effect on (i) the business operations or condition (financial or otherwise) of Borrower and its Subsidiaries taken as a whole or (ii) the ability of Borrower to repay the Obligations or otherwise perform its obligations under the Loan Documents.

          "Negotiable Collateral" means all of Borrower's present and future letters of credit of which it is a beneficiary, notes, drafts, instruments, securities, documents of title, and chattel paper, and Borrower's Books relating to any of the foregoing.

          "Obligations" means all debt, principal, interest, Bank Expenses and other amounts owed to Bank by Borrower pursuant to this Agreement or any other agreement, whether absolute or contingent, due or to become due, now existing or hereafter arising, including any interest that accrues after the commencement of an Insolvency Proceeding and including any debt, liability, or obligation owing from Borrower to others that Bank may have obtained by assignment or otherwise.

          "Periodic Payments" means all installments or similar recurring payments that Borrower may now or hereafter become obligated to pay to Bank pursuant to the terms and provisions of any instrument, or agreement now or hereafter in existence between Borrower and Bank.

          "Permitted Indebtedness" means: (a) Indebtedness of Borrower in favor of Bank arising under this Agreement or any other Loan Document; (b) Indebtedness existing on the Closing Date and disclosed in the Schedule; (c) Subordinated Debt; and (d) Indebtedness to trade creditors incurred in the ordinary course of business.

          "Permitted Investment" means: (a) Investments existing on the Closing Date disclosed in Schedule 9.7; (b) marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency or any State thereof maturing within one (1) year from the date of acquisition thereof, (c) commercial paper maturing no more than one (1) year from the date of creation thereof and currently having the highest rating obtainable from either Standard & Poor's Corporation or Moody's Investors Service, Inc., and (d) certificates of deposit maturing no more than one (1) year from the date of investment therein issued by Bank.

          "Permitted Liens" means the following: (a) Any Liens existing on the Closing Date and disclosed in Exhibit B or arising under this Agreement or the
                              ---------
other Loan Documents; (b) Liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings, provided the same have no priority over any of Bank's security interests; (c) Liens (i) upon or in any equipment acquired or held by Borrower or any of its Subsidiaries to secure the purchase price of such equipment or indebtedness incurred solely for the purpose of financing the acquisition of such equipment, or (ii) existing on such equipment at the time of its acquisition, provided that the Lien is confined solely to the property so acquired and improvements thereon, and the proceeds of such equipment; (d) Liens incurred in connection with the extension, renewal or refinancing of the indebtedness secured by Liens of the type described in clauses (a) through (c) above, provided that any extension, renewal or replacement Lien shall be limited
       --------
to the property encumbered by the existing Lien and the principal amount of the indebtedness being extended, renewed or refinanced does not increase.

          "Person" means any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or governmental agency.

          "Quick Assets" means, at any date as of which the amount thereof shall be determined, the consolidated cash, cash-equivalents, accounts receivable and investments, with maturities not to exceed ninety (90) days, of Borrower determined in accordance with GAAP.

          "Responsible Officer" means each of the Chief Executive Officer, the Chief Financial Officer, the Executive Vice President, the Vice President of Finance, and the Controller of Borrower.

          "Revolving Facility" means the facility under which Borrower may request Bank to issue cash advances, as specified in Section 2.1 hereof.

          "Subordinated Debt" means any debt incurred by Borrower that is subordinated to the debt owing by Borrower to Bank on terms acceptable to Bank (and identified as being such by Borrower and Bank).

          "Subsidiary" means any corporation or partnership in which (i) any general partnership interest or (ii) more than 50% of the stock of which by the terms thereof ordinary voting power to elect the Board of Directors, managers or trustees of the entity shall, at the time as of which any determination is being made, be owned by Borrower, either directly or through an Affiliate.

          "Tangible Net Worth Ratio" means the ratio of (a) Borrowers' Total Liabilities on a consolidated basis, to (b) Borrowers' Effective Tangible Net Worth on a consolidated basis.

          "Termination Date" means the earlier of (a) acceleration of the Obligations for any reason under the terms of this Agreement; or (b) the date on which Bank elects to terminate this Agreement pursuant to the terms herein.

          "Total Liabilities" means at any date as of which the amount thereof shall be determined, all obligations that should, in accordance with GAAP be classified as liabilities on the consolidated balance sheet of Borrower, including in any event all Indebtedness, but specifically excluding Subordinated Debt.

          "UCC" means the Uniform Commercial Code as in effect on the date hereof in the State of California.

          "Value" means, as determined by Bank in good faith, with respect to Inventory, the lower of (a) cost computed on a first in first out basis in accordance with GAAP, or (b) market value.

          "Year 2000 Compliant" has the meaning set forth in Section 6.16.

          1.2 Accounting Terms. All accounting terms not specifically defined
              ----------------
herein shall be construed in accordance with GAAP and all calculations made hereunder shall be made in accordance with GAAP. When used herein, the term "financial statements" shall include the notes and schedules thereto.

                                   Article II
                               REVOLVING FACILITY

          2.1 Revolving Facility. Subject to and upon the terms and conditions
              ------------------
of this Agreement, Bank agrees to make Advances to Borrower (pursuant to Section
2.1 hereof) and issue Letters of Credit (pursuant to Section 2.2 hereof) under a revolving line of credit (the "Revolving Facility") from time to time in amounts requested by Borrower up to an aggregate outstanding principal amount equal to the lesser of: (i) the Committed Line; or (ii) the Borrowing Base. Subject to the terms and conditions of this Agreement, Borrower may borrow and reborrow under this Section 2.1, provided that each COF Advance shall be in an amount not less than Five Hundred Thousand and 00/100 Dollars ($500,000.00).

              (a) Borrowing Base. Borrowing Base shall mean an amount equal to
                  --------------
Eighty percent (80%) of Eligible Accounts; plus Five Hundred Thousand and 00/100
                                           ----
Dollars ($500,000.00).

                  (i) Reduction of Lending Formula. Bank may, in its discretion,
                      ----------------------------
from time to time, upon not less than ten (10) days prior notice to Borrower,
(i) reduce the lending formula with respect to Eligible Accounts to the extent that Bank determines in good faith that: (A) the dilution with respect to the Accounts for any period (based on the ratio of (1) the aggregate amount of reductions in Accounts other than as a result of payments in cash to (2) the aggregate amount of total sales) has increased in any material respect or may be reasonably anticipated to increase in any material respect above historical levels, or (B) the general creditworthiness of account debtors has declined. In determining whether to reduce the lending formula(s), Bank may consider events, conditions, contingencies or risks which are also considered in determining Eligible Accounts.

          2.2 Letters of Credit.
              -----------------

              (a) Issuance. Subject to, and upon the terms and conditions
                  --------
contained herein, at the request of Borrower, Bank agrees from time to time during the term of this Agreement to issue Letters of Credit for the account of Borrower containing terms and conditions acceptable to Bank, provided however that no commercial Letter of Credit shall have an expiration date beyond one hundred twenty (120) days. Each draft paid by Bank under a Letter of Credit shall be deemed an Advance under the Revolving Facility and shall be repaid by Borrower in accordance with the terms and conditions of this Agreement applicable to such Advances; provided however, that if the Revolving Facility is not available, for any reason whatsoever, at the time any draft is paid by Bank, or if Advances are not available under the Revolving Facility at such time due to any limitation on borrowings set forth herein, then the full amount of such draft shall be immediately due and payable, together with interest thereon, from the date such amount is paid by Bank to the date such amount is fully repaid by Borrower, at the rate of interest applicable to Advances. In such event, Borrower agrees that Bank, at Bank's sole discretion, may debit Borrower's deposit account with Bank for the amount of any such draft.

              (b) Letter of Credit Sublimits. No Letters of Credit shall be
                  --------------------------
issued unless, on the date of the proposed issuance of any Letter of Credit, the Advances available to Borrower under the Revolving Facility are equal to one hundred percent (100%) of the face amount of such Letters of Credit. Except in Bank's discretion, the amount of all Letter of Credit Obligations shall not at any time exceed Two Million and 00/100 Dollars ($2,000,000).

              (c) Letter of Credit Reserve. Upon the issuance of a commercial
                  ------------------------
Letter of Credit, Bank shall create a reserve under the Revolving Facility in an amount equal to fifty percent (50%) of the face amount of the commercial Letter of Credit. The amount of such reserve may be amended by Bank from time to time. The availability of funds under the Revolving Facility shall be reduced by the amount of such reserve for so long as such commercial Letter of Credit remains outstanding.

               (d) Letter of Credit Agreement. Each Letter of Credit shall be
                   --------------------------
subject to the additional terms and conditions of the Letter of Credit Agreement and related documents, if any, required by Bank in connection with the issuance thereof (each, a "Letter of Credit Agreement").

               (e) Letter of Credit Fees. Borrower shall pay to Bank fees upon
                   ---------------------
the issuance or amendment of each Letter of Credit and upon the payment by Bank of each draft under any Letter of Credit determined in accordance with Bank's standard fees and charges in effect at the time any Letter of Credit is issued or amended or any draft is paid.

          2.3 Manner of Borrowing. Borrower shall give Bank written or
              -------------------
telephonic notice (effective upon receipt) of any Advances under this Agreement, at least two (2) Business Days before each COF Advance, and at least one (1) Business Day before each Base Advance, specifying: (1) the date of such Advance;
(2) the amount of such Advance; (3) the type of Advance (COF or Base); and (4) in the case of a COF Advance, the duration of the Interest Period applicable thereto. Each such notification shall be promptly confirmed by a Payment/Advance Form in substantially the form of Exhibit C hereto. Bank is authorized to make
                                  ---------
Advances under this Agreement, based upon instructions received from a Responsible Officer. Bank shall be entitled to rely on any telephonic notice given by a person who Bank reasonably believes to be a Responsible Officer, and Borrower shall indemnify and hold Bank harmless for any damages or loss suffered by Bank as a result of such reliance. Bank will credit the amount of Advances made under Section 2.1 to Borrower's deposit account.

          2.4 Conversions and Renewals. Borrower may elect from time to time to
              ------------------------
convert all or a part of an Advance or to renew all or part of an Advance by giving Bank at least two (2) Business Days before conversion into a Base Advance, and at least two (2) Business Days before the conversion into or renewal of a COF Advance, specifying: (a) the renewal or conversion date; (b) the amount of the Advance to be converted or renewed; (3) in the case of conversions, the type of Advance to be converted into (Base or COF); and (4) in the case of renewals of or a conversion into a COF Advance, the duration of the Interest Period applicable thereto; provided that (i) the minimum amount of COF Advances renewed or converted shall be Five Hundred Thousand and 00/100 Dollars ($500,000.00); (ii) the minimum principal amount of COF Advances outstanding after a renewal or conversion shall be Five Hundred Thousand and 00/100 Dollars ($500,000.00); and (ii) COF Advances can be converted only on the last day of the Interest Period for such COF Advance. If Borrower shall fail to give Bank the notice as specified above for the renewal or conversion of a COF Advance prior to the end of the Interest Period with respect thereto, such COF Advance shall automatically be converted into a Base Advance on the last day of the Interest Period for such COF Advance.

          2.5 Interest. Borrower shall pay interest to Bank on the outstanding
              --------
and unpaid principal balance of the Advances made under the Revolving Facility at a rate per annum equal to the interest rates set forth below:

If the Borrower's Tangible Net          Base Advances shall bear         COF Advances shall bear
       Worth Ratio is:                interest at a floating rate     interest at a fixed rate per
                                          per annum equal to:                annum equal to:
   Less than 6.00 to 1.00                 Base Rate plus 0.25%        Bank's Cost of Funds plus 300
                                                                               basis points
   Less than 5.00 to 1.00                      Base Rate              Bank's Cost of Funds plus 275
                                                                               basis points
   Less than 4.00 to 1.00                 Base Rate minus 0.25%       Bank's Cost of Funds plus 250
                                                                               basis points

               (a)  Adjusted Rate. Any change in the interest rate resulting
                    -------------
from a change in the Base Rate shall be effective as of the opening of business on the day on which such change in the Base Rate becomes effective.

               (b)  Default Rate. From and after the Termination Date, Advances
                    ------------
under the Revolving Facility shall bear interest at a rate equal to five percentage points (5%) more than the interest rate that would have been applicable hereunder. Anything herein to the contrary notwithstanding, interest at the default rate shall be due and payable on demand but shall accrue from the Termination Date until all Advances are paid in full.

          2.6  Repayment Terms. Interest only shall be due and payable on the
               ---------------
unpaid principal balance of the Revolving Facility, without claim, notice, presentment or demand, in consecutive monthly installments on the first (1/st/) day of each month commencing on the first (1/st/) day of the first (1/st/) full calendar month following the Funding Date.

               (a)  Application of Payments. Each payment received by Bank shall
                    -----------------------
be credited as of its due date, without regard to its date of receipt by Bank, first to interest accrued and unpaid as of such due date and the remainder to principal, and interest shall cease upon the principal so credited. All interest calculations shall be on a basis of a three hundred and sixty (360)-day year and a thirty (30)-day month. Daily interest shall consist of the product of the outstanding principal balance of the Revolving Facility times the annual interest rate then in effect divided by 360, then multiplied by the number of days for which the daily interest calculation is made. Interest paid for any partial month shall be prorated based on a thirty (30)-day month and the actual number of day elapsed. Interest shall be compounded monthly.

          2.7  Overadvances. If, at any time or for any reason, the amount of
               ------------
Obligations owed by Borrower to Bank pursuant to Section 2.1 of this Agreement is greater than the lesser of (i) the Committed Line or (ii) the Borrowing Base, Borrower shall immediately pay to Bank, in cash, the amount the Obligations exceed the Committed Line or Borrowing Base.

          2.8  Termination of Revolving Facility. The Revolving Facility shall
               ---------------------------------
terminate on the Termination Date, at which time all unpaid principal, all unpaid and accrued interest, and all other amounts due under the Revolving Facility shall be immediately due and payable.

          2.9  Statements. With respect to each Advance, Bank is hereby
               ----------
authorized to note the date, principal amount, interest rate and Interest Period applicable thereto, and any payments made thereon, on its books and records (either manually or by electronic entry), which notations shall be conclusive evidence of the information noted in the absence of manifest error. A failure by Bank to record any such information shall not impair the Borrower's liability to make payment when due. Bank shall render to Borrower each month a statement setting forth the balance in Borrower's loan account maintained by Bank for Borrower pursuant to the provisions of this Agreement, including principal, interest, fees, costs and expenses. Each such statement shall be subject to subsequent adjustment by Bank but shall, absent manifest errors or omissions, be considered correct and deemed accepted by Borrower and conclusively binding upon Borrower as an account stated except to the extent that Bank receives a written notice from Borrower of any specific exceptions of Borrower thereto within thirty (30) days after the date such statement has been mailed by Bank. Until such time as Bank shall have rendered to Borrower a written statement as provided above, the balance in Borrower's loan account shall be presumptive evidence of the amounts due and owing to Bank by Borrower.

          2.10 Ratification of Oblations. Debtor ratifies and reaffirms the
               -------------------------
Obligations, which are currently outstanding in the amount of $_______________, without setoff, defense, or counterclaim. Borrower agrees fully and faithfully to pay, perform and discharge, as and when payment, performance and discharge are due, all of the Obligations under the Loan Agreement, as amended hereby. By executing this Agreement, Borrower acknowledges and agrees that except as supplemented or modified hereby, the Loan Documents are and shall remain in full force and effect.

                                   Article III
           ADDITIONAL COSTS, LOCKBOX ACCOUNT AND CREDITING OF PAYMENTS

          3.1  Crediting Payments. Prior to the occurrence of an Event of
               ------------------
Default, Bank shall credit a wire transfer of funds, check or other item of payment to such deposit account or Obligation as Borrower specifies. After the occurrence of an Event of Default, the receipt by Bank of any wire transfer of funds, check, or other item of payment shall be immediately applied to conditionally reduce Obligations, but shall not be considered a payment on account unless such payment is of immediately available federal funds or unless and until such check or other item of payment is honored when presented for payment. Notwithstanding anything to the contrary contained herein, any wire transfer or payment received by Bank after 12:00 noon California time shall be deemed to have been received by Bank as of the opening of business on the immediately following Business Day. Whenever any payment to Bank under the Loan Documents would otherwise be due (except by reason of acceleration) on a date that is not a Business Day, such payment shall instead be due on the next Business Day, and additional fees or interest, as the case may be, shall accrue and be payable for the period of such extension.

          3.2  Lockbox Account. If there is an Event of Default, Borrower shall,
               ---------------
at Borrower's expense and in the manner requested by Bank, direct that remittances and all other collections and proceeds of Accounts and other Collateral be deposited into a non-interest bearing lock box account maintained in Bank's name ("Lockbox Account"). In connection therewith, Borrower shall execute such lockbox agreement as Bank shall require. Borrower shall maintain the Lockbox Account with Bank, and Borrower hereby grants to Bank a security interest in the Lockbox Account over which Borrower shall have no control and into which the proceeds of all Collateral shall be deposited immediately upon their receipt.

               (a) Borrower and all of its affiliates, subsidiaries, shareholders, directors, employees or agents shall, acting as trustee for Bank, receive, as the property of Bank, any monies, checks, notes, drafts, or any other payment relating to and/or proceeds of Accounts or other Collateral which come into their possession or under their control and immediately upon receipt thereof, shall deposit or cause the same to be deposited in the Lockbox Account, or remit the same or cause the same to be remitted, in kind, to Bank. In no event shall the same be commingled with Borrower's own funds.

               (b) Borrower authorizes Bank to accept, indorse and deposit on behalf of Borrower any checks tendered by an account debtor "in full payment" of its obligation to Borrower. Borrower shall not assert against Bank any claim arising therefrom, irrespective of whether such action by Bank effects an accord and satisfaction of Borrower's claims, under (S)3-311 of the UCC, or otherwise.

          3.3  Collateral Control Account. Bank may, on occasion, agree to
               --------------------------
permit Borrower to maintain a deposit account in addition to the Lockbox Account, provided Bank (1) has been notified thereof by Borrower and Bank has given written notice of Bank's security interest therein to the financial institution where such account is located; and (2) such account is a blocked account to which only Bank may have access.

          3.4  Financial Examination and Appraisal Fees. In the Event of
               ----------------------------------------
Default, Borrower shall pay Bank's customary fees and out-of-pocket expenses for Bank's audits of Borrower's Accounts, and for each appraisal of Collateral and financial analysis and examination of Borrower performed by Bank or its agents.

          3.5  Bank Expenses. In the Event of Default, Borrower shall pay all
               -------------
Bank Expenses incurred by Bank, including reasonable attorneys' fees and expenses.

          3.6  Additional Costs. In case any change in any law, regulation,
               ----------------
treaty or official directive or the interpretation or application thereof by any court or any governmental authority charged with the administration thereof or the compliance with any guideline or request of any central bank or other governmental authority (whether or not having the force of law), in each case after the date of this Agreement: (a) subjects Bank to any tax with respect to payments of principal or interest or any other amounts payable hereunder by Borrower or otherwise with respect to the transactions contemplated hereby (except for taxes on the overall net income of Bank imposed by the United States of America or any political subdivision thereof); (b) imposes, modifies or deems applicable any deposit insurance, reserve, special deposit or similar requirement against assets held by, or deposits in or for the account of, or loans by, Bank; or (c) imposes upon Bank any other condition with respect to its performance under this Agreement, and the result of any of the foregoing is to increase the cost to Bank, reduce the income receivable by Bank or impose any expense upon Bank with respect to any loans, Bank shall notify Borrower thereof. Borrower agrees to pay to Bank the amount of such increase in cost, reduction in income or additional expense as and when such cost, reduction or expense is incurred or determined, upon presentation by Bank of a statement of the amount and setting forth Bank's calculation thereof, all in reasonable detail.

                                   Article IV
                               CONDITIONS OF LOANS

          4.1  Conditions Precedent to Initial Advance. The obligation of Bank
               ---------------------------------------
to make the initial Advance is subject to the condition precedent that Bank shall have received, in form and substance satisfactory to Bank, the following:

               (a)  this Agreement;

               (b) a certificate of the Secretary of Borrower with respect to incumbency and resolutions authorizing the execution and delivery of this Agreement;

               (c)  Reaffirmation of Guaranties by Guarantors;

               (d) such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

          4.2  Conditions Precedent to all Advances. The obligation of Bank to
               ------------------------------------
make each Advance, including the initial Advance, is further subject to the following conditions:

               (a) timely receipt by Bank of the Payment/Advance Form as provided in Section 2.3 and

               (b) the representations and warranties contained in Article VI shall be true and correct in all material respects on and as of the date of such Payment/Advance Form and on the effective date of each Advance as though made at and as of each such date, and no Event of Default shall have occurred and be continuing, or would result from such Advance. The making of each Advance shall be deemed to be a representation and warranty by Borrower on the date of such Advance as to the accuracy of the facts referred to in this Section 5.2(b).

                                    Article V
                          CREATION OF SECURITY INTEREST

          5.1  Grant of Security Interest. In order to secure prompt repayment
               --------------------------
of any and all Obligations, and in order to secure prompt performance by Borrower of each of its covenants and duties under the Loan Documents, Borrower grants and pledges to Bank a continuing security interest in all presently existing and hereafter acquired or arising Collateral. Except as set forth in the Exhibit B, such security interest constitutes a valid, first priority
    ---------
security interest in the presently existing Collateral, and will constitute a valid, first priority security interest in Collateral acquired after the date hereof.

          5.2  Delivery of Additional Documentation Required. Borrower shall
               ---------------------------------------------
from time to time execute and deliver to Bank, at the request of Bank, all Negotiable Collateral, all financing statements and other documents that Bank may reasonably request, in form satisfactory to Bank, to perfect and continue perfected Bank's security interests in the Collateral and in order to fully consummate all of the transactions contemplated under the Loan Documents.

          5.3  Right to Inspect. Bank (through any of its officers, employees,
               ----------------
or agents) shall have the right, upon reasonable prior notice, from time to time during Borrower's usual business hours, to inspect Borrower's Books and to make copies thereof and to check, test, and appraise the Collateral in order to verify Borrower's financial condition or the amount, condition of, or any other matter relating to, the Collateral.

                                   Article VI
                         REPRESENTATIONS AND WARRANTIES

          Borrower represents and warrants as follows:

          6.1  Due Organization and Qualification. Borrower and each Subsidiary
               ----------------------------------
is a corporation duly existing and in good standing under the laws of its state of incorporation and qualified and licensed to do business in, and is in good standing in, any state in which the conduct of its business or its ownership of property requires that it be so qualified.

          6.2  Due Authorization; No Conflict. The execution, delivery, and
               ------------------------------
performance of the Loan Documents are within Borrower's powers, have been duly authorized, and are not in conflict with nor constitute a breach of any provision contained in Borrower's Articles of Incorporation or Bylaws, nor will they constitute an event of default under any material agreement to which Borrower is a party or by which Borrower is bound. Borrower is not in default under any agreement to which it is a party or by which it is bound, which default could have a Material Adverse Effect.

          6.3  No Prior Encumbrances. Borrower has good and indefeasible title
               ---------------------
to the Collateral, free and clear of Liens, except for Permitted Liens.

               6.4  Bona Fide Eligible Accounts. The Eligible Accounts are bona
                    ---------------------------
fide existing obligations. The property giving rise to such Eligible Accounts has been delivered to the account debtor or to the account debtor's agent for immediate shipment to and unconditional acceptance by the account debtor. Borrower has not received notice of actual or imminent Insolvency Proceeding of any account debtor that is included in any Borrowing Base Certificate as an Eligible Account.

               6.5  Merchantable Inventory. All Inventory is in all material
                    ----------------------
respects of good and marketable quality, free from all material defects.

               6.6  Name; Location of Chief Executive Office. Borrower has not
                    ----------------------------------------
done business under any name other than that specified on the signature page hereof. The chief executive office of Borrower is located at the address indicated in Article XII hereof.

               6.7  Litigation. Except as set forth in Schedule 6.7, there are
                    ----------
no actions or proceedings pending by or against Borrower or any Subsidiary before any court or administrative agency in which an adverse decision could have a Material Adverse Effect or a material adverse effect on Borrower's interest or Bank's security interest in the Collateral. Borrower does not have knowledge of any such pending or threatened actions or proceedings.

               6.8  No Material Adverse Change in Financial Statements. All
                    --------------------------------------------------
consolidated financial statements related to Borrower and any Subsidiary that have been delivered by Borrower to Bank fairly present in all material respects Borrower's consolidated financial condition as of the date thereof and Borrower's consolidated results of operations for the period then ended. There has not been a material adverse change in the consolidated financial condition of Borrower since the date of the most recent of such financial statements submitted to Bank.

               6.9  Solvency. Borrower is solvent and able to pay its debts
                    --------
(including trade debts) as they mature.

               6.10 Regulatory Compliance. Borrower and each Subsidiary has met
                    ---------------------
the minimum funding requirements of ERISA with respect to any employee benefit plans subject to ERISA. No event has occurred resulting from Borrower's failure to comply with ERISA that is reasonably likely to result in Borrower's incurring any liability that could have a Material Adverse Effect. Borrower is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940. Borrower is not engaged principally, or as one of the important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations G, T and U of the Board of Governors of the Federal Reserve System). Borrower has complied with all the provisions of the Federal Fair Labor Standards Act. Borrower has not violated any statutes, laws, ordinances or rules applicable to it, violation of which could have a Material Adverse Effect.

               6.11 Environmental Condition. None of Borrower's or any
                    -----------------------
Subsidiary's properties or assets has ever been used by Borrower or any Subsidiary or, to the best of Borrower's knowledge, by previous owners or operators, in the disposal of, or to produce, store, handle, treat, release, or transport, any hazardous waste or hazardous substance other than in accordance with applicable law; to the best of Borrower's knowledge, none of Borrower's properties or assets has ever been designated or identified in any manner pursuant to any environmental protection statute as a hazardous waste or hazardous substance disposal site, or a candidate for closure pursuant to any environmental protection statute; no lien arising under any environmental protection statute has attached to any revenues or to any real or personal property owned by Borrower or any Subsidiary; and neither Borrower nor any Subsidiary has received a summons, citation, notice, or directive from the Environmental Protection Agency or any other federal, state or other governmental agency concerning any action or omission by Borrower or any Subsidiary resulting in the releasing, or otherwise disposing of hazardous waste or hazardous substances into the environment.

          6.12 Taxes. Borrower and each Subsidiary has filed or caused to be
               -----
filed all tax returns required to be filed, and has paid, or has made adequate provision for the payment of, all taxes reflected therein.

          6.13 Subsidiaries. Borrower does not own any stock, partnership
               ------------
interest or other equity securities of any Person, except for Permitted Investments.

          6.14 Government Consents. Borrower and each Subsidiary has obtained
               -------------------
all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all governmental authorities that are necessary for the continued operation of Borrower's business as currently conducted.

          6.15 Full Disclosure. No representation, warranty or other statement
               ---------------
made by Borrower in any certificate or written statement furnished to Bank contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained in such certificates or statements not misleading.

          6.16 Y2K Compliance. Borrower shall perform all acts reasonably
               --------------
necessary to ensure that:(i) Borrower and any business in which Borrower holds a substantial interest, and (ii) all customers, suppliers and vendors that are material to Borrower's business, become Year 2000 Compliant in a timely manner. Such acts shall include, without limitation, performing a comprehensive review and assessment of all of Borrower's systems and adopting a detailed plan, with itemized budget, for the remediation, monitoring and testing of such systems. As used in this section, "Year 2000 Compliant" shall mean, in regard to any entity, that all software, hardware, firmware, equipment, goods or systems utilized by or material to the business operations or financial condition of such entity, will properly perform date sensitive functions before, during and after the year 2000. Borrower shall immediately upon request, provide to Bank such certifications or other evidence of Borrower's compliance with terms of this section as Bank may from time to time require.

                                   Article VII
                              AFFIRMATIVE COVENANTS

          Borrower covenants and agrees that, until payment in full of all outstanding Obligations, and for so long as Bank may have any commitment to make an Advance hereunder, Borrower shall do all of the following:

          7.1  Good Standing. Borrower shall maintain its and each of its
               -------------
Subsidiaries' corporate existence and good standing in its jurisdiction of incorporation and maintain qualification in each jurisdiction in which the failure to so qualify could have a Material Adverse Effect. Borrower shall maintain, and shall cause each of its Subsidiaries to maintain, to the extent consistent with prudent management of Borrower's business, in force all licenses, approvals and agreements, the loss of which could have a Material Adverse Effect.

          7.2  Government Compliance. Borrower shall meet, and shall cause each
               ---------------------
Subsidiary to meet, the minimum funding requirements of ERISA with respect to any employee benefit plans subject to ERISA. Borrower shall comply, and shall cause each Subsidiary to comply, with all statutes, laws, ordinances and government rules and regulations to which it is subject, noncompliance with which could have a Material Adverse Effect or a material adverse effect on the Collateral or the priority of Bank's Lien on the Collateral.

          7.3  Financial Statements. Borrower shall deliver to Bank:
               --------------------

               (a)  Monthly Financial Statements. As soon as available and in
                    ----------------------------
any event within forty five (45) days after the end of each fiscal month of Borrower, consolidated balance sheets of Borrower and its Subsidiaries as of the end of such month, consolidated statements of income and retained earnings of Borrower and its Subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such month, and consolidated statements of changes in financial position of Borrower and its Subsidiaries for the portion of the fiscal year ended with the last day of such month, all in reasonable detail and stating in comparative form the respective figures for the corresponding date and period in the previous fiscal year and all prepared in accordance with GAAP consistently applied and certified by a Responsible Officer of Borrower (subject to year-end adjustments).

               (b)  Annual Financial Statements. As soon as available and in any
                    ---------------------------
event within one hundred twenty (120) days after the end of each fiscal year of the Borrower, consolidated balance sheets of Borrower and its Subsidiaries as of the end of such fiscal year, consolidated statements of income and retained earnings of Borrower and its Subsidiaries for such fiscal year, and consolidated statements of changes in financial position of Borrower and its Subsidiaries for such fiscal year, all in reasonable detail and standing in comparative form the respective figures for the corresponding dates and period in the prior fiscal year and all prepared in accordance with GAAP consistently applied and as to the consolidated statements accompanied by an opinion thereon acceptable to Bank by independent accountants selected by Borrower and acceptable to Bank.

               (c)  Guarantors' Financial Statements. Borrower shall deliver, or
                    --------------------------------
cause to be delivered, no later than one hundred twenty (120) days after and as of the end of each fiscal year, a personal financial statement of each Guarantor prepared by such Guarantor in accordance with GAAP, including all state and federal income tax returns.

          7.4  Accountant's Report. Simultaneously with the delivery of the
               -------------------
annual financial statements referred to in Section 7.3(b), a certificate of the independent public accountants who audited such statements to the effect that, in making the examination necessary for the audit of such statements, they have obtained no knowledge of any condition or event which constitutes a Default or Event of Default, or if such accountants shall have obtained knowledge of any such condition or event, specifying in such certificate each such condition or event of which they have knowledge and the nature and status thereof.

          7.5  Monthly A/R and A/P Agings. Within fifteen (15) days after the
               --------------------------
last day of each month, Borrower shall deliver to Bank a monthly aged listings of accounts receivable and accounts payable.

          7.6  Weekly Borrowing Base Certificate. Borrower shall deliver to
               ---------------------------------
Bank, on a weekly basis, a Borrowing Base Certificate signed by a Responsible Officer in substantially the form of Exhibit D hereto.
                                     ---------

          7.7  Compliance Certificate. Borrower shall deliver to Bank, with the
               ----------------------
monthly financial statements, a Compliance Certificate signed by a Responsible Officer in substantially the form of Exhibit E hereto.
                                     ---------

          7.8  Audit of Accounts. Bank shall have the right to conduct audits of
               -----------------
Borrower's Accounts and Borrower's Books on an annual basis during the term of this Agreement, and upon an Event of Default as frequent as Bank may determine in its reasonable discretion.

          7.9  Inventory; Returns. Borrower shall keep all Inventory in good and
               ------------------
marketable condition, free from all material defects. Returns and allowances, if any, as between Borrower and its account debtors shall be on the same basis and in accordance with the usual customary practices of Borrower, as they exist at the time of the execution and delivery of this Agreement. Borrower shall promptly notify Bank of all returns and recoveries and of all disputes and claims, where the return, recovery, dispute or claim involves more than Fifty Thousand Dollars ($50,000). In the Event of Default, Bank shall have the right to audit Borrower's Inventory at Borrower's expense.

          7.10 Taxes. Borrower shall make, and shall cause each Subsidiary to
               -----
make, due and timely payment or deposit of all material federal, state, and local taxes, assessments, or contributions required of it by law, and will execute and deliver to Bank, on demand, appropriate certificates attesting to the payment or deposit thereof; and Borrower will make, and will cause each Subsidiary to make, timely payment or deposit of all material tax payments and withholding taxes required of it by applicable laws, including, but not limited to, those laws concerning F.I.C.A., F.U.T.A., state disability, and local, state, and federal income taxes, and will, upon request, furnish Bank with proof satisfactory to Bank indicating that Borrower or a Subsidiary has made such payments or deposits; provided that Borrower or a Subsidiary need not make any payment if the amount or validity of such payment is contested in good faith by appropriate proceedings and is reserved against (to the extent required by GAAP) by Borrower.

          7.11 Insurance.
               ---------

               (a) Borrower, at its expense, shall keep the Collateral insured against loss or damage by fire, theft, explosion, sprinklers, and all other hazards and risks, and in such amounts, as ordinarily insured against by other owners in similar businesses conducted in the locations where Borrower's business is conducted on the date hereof. Borrower shall also maintain insurance relating to Borrower's ownership and use of the Collateral in amounts and of a type that are customary to businesses similar to Borrower's.

               (b) All such policies of insurance shall be in such form, with such companies, and in such amounts as reasonably satisfactory to Bank. All such policies of property insurance shall contain a lender's loss payable endorsement, in a form satisfactory to Bank, showing Bank as an additional loss payee thereof and all liability insurance policies shall show the Bank as an additional insured, and shall specify that the insurer must give at least twenty
(20) days notice to Bank before canceling its policy for any reason. Upon Bank's request, Borrower shall deliver to Bank certified copies of such policies of insurance and evidence of the payments of all premiums therefor. All proceeds payable under any such policy shall, at the option of Bank, be payable to Bank to be applied on account of the Obligations.

          7.12 Principal Depository. Borrower shall maintain its principal
               --------------------
depository and operating accounts with Bank.

          7.13 Further Assurances. At any time and from time to time Borrower
               ------------------
shall execute and deliver such further instruments and take such further action as may reasonably be requested by Bank to effect the purposes of this Agreement.

                                  Article VIII
                               FINANCIAL COVENANTS

          8.1  Quick Ratio. Borrower shall maintain, as of the last day of each
               -----------
calendar month, a ratio of Quick Assets to Current Liabilities of at least 0.60 to 1.0.

          8.2  Tangible Net Worth Ratio. Borrower shall maintain, as of the last
               ------------------------
day of each month, a Tangible Net Worth Ratio of not more than 6.0:1.00. As of December 31, 2000, Borrower shall maintain, as of the last day of each month, a Tangible Net Worth Ratio of not more than 5.0:1.00.

          8.3  Tangible Effective Net Worth. Borrower shall maintain, as of the
               ----------------------------
last day of each calendar month, a Tangible Effective Net Worth of not less than Two Million and 00/100 Dollars ($2,000,000.00), provided however that this amount shall increase quarterly by an amount equal to eighty percent (80%) of Borrower's Net Profit After Tax.

          8.4  Profitability.  Borrower shall have a minimum net profit greater
               -------------
than Zero and 00/100 Dollars ($0.00) for each quarter.


                                   Article IX
                               NEGATIVE COVENANTS

          Borrower covenants and agrees that, so long as any credit hereunder shall be available and until payment in full of the outstanding Obligations or for so long as Bank may have any commitment to make any Advances, Borrower will not do any of the following:

          9.1  Dispositions. Convey, sell, lease, transfer or otherwise dispose
               ------------
of (collectively, a "Transfer"), or permit any of its Subsidiaries to Transfer, all or any part of its assets, business or property, other than: (i) Transfers of Inventory in the ordinary course of business; (ii) Transfers of non-exclusive licenses and similar arrangements for the use of the property of Borrower or its Subsidiaries; or (iii) Transfers of worn-out or obsolete Equipment.

          9.2  Change in Business. Engage in any business, or permit any of its
               ------------------
Subsidiaries to engage in any business, other than the businesses currently engaged in by Borrower and any business substantially similar or related thereto (or incidental thereto), or suffer a material change in Borrower's ownership. Borrower will not, without thirty (30) days prior written notification to Bank, relocate its chief executive office.

          9.3  Mergers or Acquisitions. Merge or consolidate, or permit any of
               -----------------------
its Subsidiaries to merge or consolidate, with or into any other business organization, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person, without the prior written consent of Bank and the delivery to Bank by Borrower of a Borrower prepared proforma consolidated financial statement.

          9.4  Indebtedness. Create, incur, assume or be or remain liable with
               ------------
respect to any Indebtedness, or permit any Subsidiary so to do, other than Permitted Indebtedness.

          9.5  Encumbrances. Create, incur, assume or suffer to exist any Lien
               ------------
with respect to any of its property, or assign or otherwise convey any right to receive income, including the sale of any Accounts, or permit any of its Subsidiaries so to do, except for Permitted Liens.

          9.6  Distributions. Pay any dividends or make any other distribution
               -------------
or payment on account of or in redemption, retirement or purchase of any capital stock.

          9.7  Investments. Directly or indirectly acquire or own, or make any
               -----------
Investment in or to any Person, or permit any of its Subsidiaries so to do, other than Permitted Investments.

          9.8  Transactions with Affiliates. Directly or indirectly enter into
               ----------------------------
or permit to exist any material transaction with any Affiliate of Borrower except for transactions that are in the ordinary course of Borrower's business, upon fair and reasonable terms that are no less favorable to Borrower than would be obtained in an arm's length transaction with a nonaffiliated Person.

          9.9  Subordinated Debt. Make any payment in respect of any
               -----------------
Subordinated Debt, or permit any of its Subsidiaries to make any such payment, except in compliance with the terms of such Subordinated Debt, or amend any provision contained in any documentation relating to the Subordinated Debt without Bank's prior written consent.

          9.10 Inventory. Store the Inventory with a bailee, warehouseman, or
               ---------
similar party unless Bank has received a pledge of the warehouse receipt covering such Inventory. Except for Inventory sold in the ordinary course of business and except for such other locations as Bank may approve in writing, Borrower shall keep the Inventory only at the locations set forth in this
Section 9.10 hereof and such other locations of which Borrower gives Bank prior written notice and as to which Borrower signs and files a financing statement where needed to perfect Bank's security interest.

                               Inventory Locations

---------------------------------- ---------------------------------------------
               STATE                             ADDRESS
---------------------------------- ---------------------------------------------
            California             3051 Corvin Drive;
                                   Santa Clara, CA 95051
---------------------------------- ---------------------------------------------
             Colorado              7600 S. Grant Street; Suite A4
                                   Littleton, CO 80122
---------------------------------- ---------------------------------------------
               Texas               8044 El Rio
                                   Houston, TX 77054
---------------------------------- ---------------------------------------------
            Washington             206 Frontage Road - North, Suite A1
                                   Pacific, WA 98047
---------------------------------- ---------------------------------------------


          9.11 Compliance. Become an "investment company" controlled by an
               ----------
"investment company," within the meaning of the Investment Company Act of 1940, or become principally engaged in, or undertake as one of its important activities, the business of extending credit for the purpose of purchasing or carrying margin stock, or use the proceeds of any Advance for such purpose. Fail to meet the minimum funding requirements of ERISA, permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur, fail to comply with the Federal Fair Labor Standards Act or violate any law or regulation, which violation could have a Material Adverse Effect or a material adverse effect on the Collateral or the priority of Bank's Lien on the Collateral, or permit any of its Subsidiaries to do any of the foregoing.

                                   Article X
                                EVENTS OF DEFAULT

          Any one or more of the following events shall constitute an "Event of Default" by Borrower under this Agreement:

          10.1 Payment Default. If Borrower fails to pay the principal of, or
               ---------------
any interest on, any Advances when due and payable; or fails to pay any portion of any other Obligations not constituting such principal or interest, including without limitation Bank Expenses, within thirty (30) days of receipt by Borrower of an invoice for such other Obligations;

          10.2  Covenant Default. If Borrower fails to perform any obligation
                ----------------
hereunder or violates any of the covenants contained in this Agreement, or fails or neglects to perform, keep, or observe any other material term, provision, condition, covenant, or agreement contained in this Agreement, in any of the Loan Documents, or in any other present or future agreement between Borrower and Bank and as to any default under such other term, provision, condition, covenant or agreement that can be cured, has failed to cure such default within ten (10) Business Days after Borrower receives notice thereof or any officer of Borrower becomes aware thereof; provided, however, that if the default cannot by its nature be cured within the ten (10) day period or cannot after diligent attempts by Borrower be cured within such ten (10) day period, and such default is likely to be cured within a reasonable time, then Borrower shall have an additional reasonable period (which shall not in any case exceed thirty (30) days) to attempt to cure such default, and within such reasonable time period the failure to have cured such default shall not be deemed an Event of Default (provided that no Advances will be required to be made during such cure period);

          10.3  Material Adverse Change. If there occurs a material adverse
                -----------------------
change in Borrower's business or financial condition, or if there is a material impairment of the prospect of repayment of any portion of the Obligations or a material impairment of the value or priority of Bank's security interests in the Collateral;

          10.4  Attachment. If any material portion of Borrower's assets is
                ----------
attached, seized, subjected to a writ or distress warrant, or is levied upon, or comes into the possession of any trustee, receiver or person acting in a similar capacity and such attachment, seizure, writ or distress warrant or levy has not been removed, discharged or rescinded within ten (10) Business Days, or if Borrower is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs, or if a judgment or other claim becomes a lien or encumbrance upon any material portion of Borrower's assets, or if a notice of lien, levy, or assessment is filed of record with respect to any of Borrower's assets by the United States Government, or any department, agency, or instrumentality thereof, or by any state, county, municipal, or governmental agency, and the same is not paid within ten (10) Business Days after Borrower receives notice thereof, provided that none of the foregoing shall constitute an Event of Default where such action or event is stayed or an adequate bond has been posted pending a good faith contest by Borrower (provided that no Advances will be required to be made during such cure period);

          10.5  Insolvency. If Borrower becomes insolvent, or if an Insolvency
                ----------
Proceeding is commenced by Borrower, or if an Insolvency Proceeding is commenced against Borrower and is not dismissed or stayed within ten (10) Business Days (provided that no Advances will be made prior to the dismissal of such Insolvency Proceeding);

          10.6  Other Agreements. If there is a default in any agreement to
                ----------------
which Borrower is a party with a third party or parties resulting in a right by such third party or parties, whether or not exercised, to accelerate the maturity of any Indebtedness in an amount in excess of One Hundred Thousand Dollars ($100,000) or that could have a Material Adverse Effect;

          10.7  Subordinated Debt. If Borrower makes any payment on account of
                -----------------
Subordinated Debt, except to the extent such payment is allowed under any subordination agreement entered into with Bank;

          10.8  Judgments. If a judgment or judgments for the payment of money
                ---------
in an amount, individually or in the aggregate, of at least Fifty Thousand Dollars ($50,000) shall be rendered against Borrower and shall remain unsatisfied and unstayed for a period of ten (10) Business Days (provided that no Advances will be made prior to the satisfaction or stay of such judgment); or

          10.9  Misrepresentations. If any material misrepresentation or
                ------------------
material misstatement exists now or hereafter in any warranty or representation set forth herein or in any certificate delivered to Bank by any Responsible Officer pursuant to this Agreement or to induce Bank to enter into this Agreement or any other Loan Document.

          10.10 Guaranty. Any guaranty of all or a portion of the Obligations
                --------
ceases for any reason to be in full force and effect, or any guarantor fails to perform any obligation under any guaranty of all or a portion of the Obligations, or any material misrepresentation or material misstatement exists now or hereafter in any warranty or representation set forth in any guaranty of all or a portion of the Obligations or in any certificate delivered to Bank in connection with such guaranty.

                                   Article XI
                           BANK'S RIGHTS AND REMEDIES

          11.1  Rights and Remedies. Upon the occurrence and during the
                -------------------
continuance of an Event of Default, Bank may, at its election, without notice of its election and without demand, do any one or more of the following, all of which are authorized by Borrower:

                (a) Declare all Obligations, whether evidenced by this Agreement, by any of the other Loan Documents, or otherwise, immediately due and payable (provided that upon the occurrence of an Event of Default described in Section 10.5 all Obligations shall become immediately due and payable without any action by Bank);

                (b) Cease advancing money or extending credit to or for the benefit of Borrower under this Agreement or under any other agreement between Borrower and Bank;

                (c) Demand that Borrower (i) deposit cash with Bank in an amount equal to the amount of any Letters of Credit remaining undrawn, as collateral security for the repayment of any future drawings under such Letters of Credit, and Borrower shall forthwith deposit and pay such amounts, and (ii) pay in advance all Letters of Credit fees scheduled to be paid or payable over the remaining term of the Letters of Credit;

                (d) Settle or adjust disputes and claims directly with account debtors for amounts, upon terms and in whatever order that Bank reasonably considers advisable;

                (e) Without notice to or demand upon Borrower, make such payments and do such acts as Bank considers necessary or reasonable to protect its security interest in the Collateral. Borrower agrees to assemble the Collateral if Bank so requires, and to make the Collateral available to Bank as Bank may designate. Borrower authorizes Bank to enter the premises where the Collateral is located, after reasonable notice, to take and maintain possession of the Collateral, or any part of it, and to pay, purchase, contest, or compromise any encumbrance, charge, or lien which in Bank's determination appears to be prior or superior to its security interest and to pay all expenses incurred in connection therewith. With respect to any of Borrower's owned premises, Borrower hereby grants Bank a license to enter into possession of such premises and to occupy the same, without charge, in order to exercise any of Bank's rights or remedies provided herein, at law, in equity, or otherwise;

                (f) Without notice to Borrower set off and apply to the Obligations any and all (i) balances and deposits of Borrower held by Bank, or
(ii) indebtedness at any time owing to or for the credit or the account of Borrower held by Bank;

                (g) Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell (in the manner provided for herein) the Collateral. Bank is hereby granted a license or other right, solely pursuant to the provisions of this Section 11.1, to use, without charge, Borrower's labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with Bank's exercise of its rights under this Section 11.1, Borrower's rights under all licenses and all franchise agreements shall inure to Bank's benefit;

                (h) Sell the Collateral at either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including Borrower's premises) as Bank determines is commercially reasonable, and apply any proceeds to the Obligations in whatever manner or order Bank deems appropriate;

                (i)     Bank may credit bid and purchase at any public sale; and

                (j) Any deficiency that exists after disposition of the Collateral as provided above will be paid immediately by Borrower.

        11.2    Power of Attorney. Effective only upon the occurrence and during
                -----------------
the continuance of an Event of Default, Borrower hereby irrevocably appoints Bank (and any of Bank's designated officers, or employees) as Borrower's true and lawful attorney to: (a) send requests for verification of Accounts or notify account debtors of Bank's security interest in the Accounts; (b) endorse Borrower's name on any checks or other forms of payment or security that may come into Bank's possession; (c) sign Borrower's name on any invoice or bill of lading relating to any Account, drafts against account debtors, schedules and assignments of Accounts, verifications of Accounts, and notices to account debtors; (d) make, settle, and adjust all claims under and decisions with respect to Borrower's policies of insurance; and (e) settle and adjust disputes and claims respecting the accounts directly with account debtors, for amounts and upon terms which Bank determines to be reasonable; provided Bank may exercise such power of attorney to sign the name of Borrower on any of the documents described in Section 5.2 upon an Event of Default. The appointment of Bank as Borrower's attorney in fact, and each and every one of Bank's rights and powers, being coupled with an interest, is irrevocable until all of the Obligations have been fully repaid and performed and Bank's obligation to provide advances hereunder is terminated.

          11.3  Accounts Collection. At any time from the date of this
                -------------------
Agreement, Bank may notify any Person owing funds to Borrower of Bank's security interest in such funds and verify the amount of such Account. Borrower shall collect all amounts owing to Borrower for Bank, receive in trust all payments as Bank's trustee, and immediately deliver such payments to Bank in their original form as received from the account debtor, with proper endorsements for deposit.

          11.4  Bank Expenses. If Borrower fails to pay any amounts or furnish
                -------------
any required proof of payment due to third persons or entities, as required under the terms of this Agreement, then Bank may do any or all of the following:
(a) make payment of the same or any part thereof; (b) set up such reserves under the Revolving Facility as Bank deems necessary to protect Bank from the exposure created by such failure; or (c) obtain and maintain insurance policies of the type discussed in Section 7.11 of this Agreement, and take any action with respect to such policies as Bank deems prudent. Any amounts so paid or deposited by Bank shall constitute Bank Expenses, shall be immediately due and payable, and shall bear interest at the then applicable rate hereinabove provided, and shall be secured by the Collateral. Any payments made by Bank shall not constitute an agreement by Bank to make similar payments in the future or a waiver by Bank of any Event of Default under this Agreement.

          11.5  Bank's Liability for Collateral. So long as Bank complies with
                -------------------------------
reasonable banking practices, Bank shall not in any way or manner be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage thereto occurring or arising in any manner or fashion from any cause; (c) any diminution in the value thereof; or (d) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other person whomsoever. All risk of loss, damage or destruction of the Collateral shall be borne by Borrower.

          11.6  Remedies Cumulative. Bank's rights and remedies under this
                -------------------
Agreement, the Loan Documents, and all other agreements shall be cumulative. Bank shall have all other rights and remedies not inconsistent herewith as provided under the UCC, by law, or in equity. No exercise by Bank of one right or remedy shall be deemed an election, and no waiver by Bank of any Event of Default on Borrower's part shall be deemed a continuing waiver. No delay by Bank shall constitute a waiver, election, or acquiescence by it. No waiver by Bank shall be effective unless made in a written document signed on behalf of Bank and then shall be effective only in the specific instance and for the specific purpose for which it was given.

          11.7  Demand; Protest. Borrower waives demand, protest, notice of
                ---------------
protest, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees at any time held by Bank on which Borrower may in any way be liable.

                                  Article XII
                                     NOTICES

          Unless otherwise provided in this Agreement, all notices or demands by any party relating to this Agreement or any other agreement entered into in connection herewith shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by a recognized overnight delivery service, certified mail, postage prepaid, return receipt requested, or by telefacsimile to Borrower or to Bank, as the case may be, at its addresses set forth below:

                  If to Borrower:           WOOD ALLIANCE, S.P.  INC.
                                            3073 Corvin Drive
                                            Santa Clara, CA 95051
                                            Attn: ____________________
                                            FAX: ___________________

                  If to Bank:               COMERICA BANK-CALIFORNIA
                                            333 West Santa Clara Street
                                            San Jose, CA 95113
                                            Attn: David Jackson
                                            FAX: (408) 556-5395

          The parties hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other.

                                  Article XIII
                   CHOICE OF LAW; VENUE; AND JURY TRIAL WAIVER

          This Agreement and all transactions contemplated hereunder and/or evidenced hereby shall be governed by, construed under, and enforced in accordance with the internal laws of the State of California, without regard to principles of conflicts of law. Each of Borrower and Bank hereby submits to the exclusive jurisdiction of the state and Federal courts located in the County of Santa Clara, State of California. BORROWER AND BANK EACH HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH PARTY RECOGNIZES AND AGREES THAT THE FOREGOING WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR IT TO ENTER INTO THIS AGREEMENT. EACH PARTY REPRESENTS AND WARRANTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

                                  Article XIV
                               GENERAL PROVISIONS

          14.1  Successors and Assigns. This Agreement shall bind and inure to
                ----------------------
the benefit of the respective successors and permitted assigns of each of the parties; provided, however, that neither this Agreement nor any rights hereunder may be assigned by Borrower without Bank's prior written consent, which consent may be granted or withheld in Bank's sole discretion. Bank shall have the right without the consent of or notice to Borrower to sell, transfer, negotiate, or grant participation in all or any part of, or any interest in, Bank's obligations, rights and benefits hereunder.

          14.2  Term. This Agreement shall become effective on the Closing Date
                ----
and, subject to Section 14.11, shall continue in full force and effect for a term ending on the Termination Date. Notwithstanding the foregoing, Bank shall have the right to terminate its obligation to make Advances under this Agreement immediately and without notice upon the occurrence and during the continuance of an Event of Default. Notwithstanding termination, Bank's Lien on the Collateral shall remain in effect for so long as any Obligations are outstanding.

          14.3  Indemnification. Borrower shall defend, indemnify and hold
                ---------------
harmless Bank and its officers, employees, and agents against: (a) all obligations, demands, claims, and liabilities claimed or asserted by any other party in connection with the transactions contemplated by this Agreement; and
(b) all losses or Bank Expenses in any way suffered, incurred, or paid by Bank as a result of or in any way arising out of, following, or consequential to transactions between Bank and Borrower whether under this Agreement, or otherwise (including without limitation reasonable attorneys fees and expenses), except for losses caused by Bank's gross negligence or willful misconduct.

          14.4  Time of Essence. Time is of the essence for the performance of
                ---------------
all obligations set forth in this Agreement.


          14.5  Severability of Provisions. In the event any one or more of the
                --------------------------
provisions contained in this Agreement is held to be invalid, illegal or unenforceable in any respect, then such provision shall be ineffective only to the extent of such prohibition or invalidity, and the validity, legality, and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

          14.6  Amendments. Neither this Agreement nor any provisions hereof may
                ----------
be changed, waived, discharged or terminated, nor may any consent to the departure from the terms hereof be given, orally (even if supported by new consideration), but only by an instrument in writing signed by all parties to this Agreement. Any waiver or consent so given shall be effective only in the specific instance and for the specific purpose for which given.

          14.7  Entire Agreement. This Agreement, together with the Loan
                ----------------
Documents embodies the entire agreement and understanding among and between the parties hereto, and supersedes all prior or contemporaneous agreements and understandings between said parties, verbal or written, express or implied, relating to the subject matter hereof. No promises of any kind have been made by Bank or any third party to induce Borrower to execute this Agreement. No course of dealing, course of performance or trade usage, and no parol evidence of any nature, shall be used to supplement or modify any terms of this Agreement.

          14.8  Waiver. No failure to exercise and no delay in exercising any
                ------
right, power, or remedy hereunder shall impair any right, power, or remedy which Bank may have, nor shall any such delay be construed to be a waiver of any of such rights, powers, or remedies, or any acquiescence in any breach or default hereunder; nor shall any waiver by Bank of any breach or default by Borrower hereunder be deemed a waiver of any default or breach subsequently occurring. All rights and remedies granted to Bank hereunder shall remain in full force and effect notwithstanding any single or partial exercise of, or any discontinuance of action begun to enforce, any such right or remedy. The rights and remedies specified herein are cumulative and not exclusive of each other or of any rights or remedies which Bank would otherwise have. Any waiver, permit, consent or approval by Bank of any breach or default hereunder must be in writing and shall be effective only to the extent set forth in such writing and only as to that specific instance.

          14.9   Counterparts. This Agreement may be signed in any number of
                 ------------
counterparts, each of which shall be an original, with the same effect as if all signatures were upon the same instrument. Delivery of an executed counterpart of the signature page to this Agreement by telefacsimile shall be effective as delivery of a manually executed counterpart of this Agreement, and any party delivering such an executed counterpart of the signature page to this Agreement by telefacsimile to any other party shall thereafter also promptly deliver a manually executed counterpart of this Agreement to such other party, provided
                                                                     --------
that the failure to deliver such manually executed counterpart shall not affect the validity, enforceability, or binding effect of this Agreement.

          14.10  Interpretation. This Agreement and all agreements relating to
                 --------------
the subject matter hereof are the product of negotiation and preparation by and among each party and its respective attorneys, and shall be construed accordingly. The parties waive the provisions of California Civil Code (S) 1654.

          14.11  Survival. All covenants, representations and warranties made in
                 --------
this Agreement shall continue in full force and effect so long as any Obligations remain outstanding. The obligations of Borrower to indemnify Bank with respect to the expenses, damages, losses, costs and liabilities shall survive until all applicable statute of limitations periods with respect to actions that may be brought against Bank have run, provided that so long as the obligations set forth in the first sentence of this Section 14.11 have been satisfied, and Bank has no commitment to make any Advances or to make any other loans to Borrower, Bank shall release all security interests granted hereunder and redeliver all Collateral held by it in accordance with applicable law.

          14.12  Confidentiality. In handling any confidential information Bank
                 ---------------
shall exercise the same degree of care that it exercises with respect to its own proprietary information of the same types to maintain the confidentiality of any non-public information thereby received or received pursuant to this Agreement except that disclosure of such information may be made (i) to the subsidiaries or affiliates of Bank in connection with their present or prospective business relations with Borrower, (ii) to prospective transferees or purchasers of any interest in the Loans, provided that they have entered into a comparable confidentiality agreement in favor of Borrower and have delivered a copy to Borrower, (iii) as required by law, regulations, rule or order, subpoena, judicial order or similar order, (iv) as may be required in connection with the examination, audit or similar investigation of Bank and (v) as Bank may determine in connection with the enforcement of any remedies hereunder. Confidential information hereunder shall not include information that either:
(a) is in the public domain or in the knowledge or possession of Bank when disclosed to Bank, or becomes part of the public domain after disclosure to Bank through no fault of Bank; or (b) is disclosed to Bank by a third party, provided Bank does not have actual knowledge that such third party is prohibited from disclosing such information.

          IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Revolving Loan and Security Agreement to be executed as of the date first above written.

                                    WOOD ALLIANCE, S.P. INC.



                                    By:               /s/ Monte D. Wood
                                        ----------------------------------------

                                    Title:              President/CEO
                                           -------------------------------------



                                    By:             /s/ James D. Childers
                                        ----------------------------------------

                                    Title:        Executive V.P./Secretary
                                           -------------------------------------



                                    COMERICA BANK-CALIFORNIA


                                    By:               /s/ Guy Steffens
                                        ----------------------------------------

                                    Title:             Vice President
                                           -------------------------------------

                                    EXHIBIT A
                                    ---------

         The Collateral shall consist of all right, title and interest of Borrower in and to the following:

         (a) All goods and equipment now owned or hereafter acquired, including, without limitation, all machinery, fixtures, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing, and all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing, wherever located;

         (b) All inventory, now owned or hereafter acquired, including, without limitation, all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products including such inventory as is temporarily out of Borrower's custody or possession or in transit and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing and any documents of title representing any of the above, and Borrower's Books relating to any of the foregoing;

         (c) All contract rights and general intangibles now owned or hereafter acquired, including, without limitation, goodwill, trademarks, servicemarks, trade styles, trade names, patents, patent applications, leases, license agreements, franchise agreements, blueprints, drawings, purchase orders, customer lists, route lists, infringements, claims, computer programs, computer discs, computer tapes, literature, reports, catalogs, design rights, income tax refunds, payments of insurance and rights to payment of any kind;

         (d) All now existing and hereafter arising accounts, contract rights, royalties, license rights and all other forms of obligations owing to Borrower arising out of the sale or lease of goods, the licensing of technology or the rendering of services by Borrower, whether or not earned by performance, and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by Borrower and Borrower's Books relating to any of the foregoing;

         (e) All documents, cash, deposit accounts, securities, letters of credit, certificates of deposit, instruments and chattel paper now owned or hereafter acquired and Borrower's Books relating to the foregoing;

         (f) All copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work thereof, whether published or unpublished, now owned or hereafter acquired; all trade secret rights, including all rights to unpatented inventions, know-how, operating manuals, license rights and agreements and confidential information, now owned or hereafter acquired; all mask work or similar rights available for the protection of semiconductor chips, now owned or hereafter acquired; all claims for damages by way of any past, present and future infringement of any of the foregoing;

         (g) All investment property; and

         (h) Any and all claims, rights and interests in any of the above and all substitutions for, additions and accessions and all cash and non-cash proceeds of any of the foregoing, in whatever form (including proceeds in the form of inventory, equipment or any other form of personal property), including proceeds of proceeds, insurance proceeds and all claims against third parties for loss or damage to or destruction of any or all of the foregoing.

                                    EXHIBIT B

                                 PERMITTED LIENS

                                    EXHIBIT C

                              PAYMENT/ADVANCE FORM

                            ADVANCE/PAYMENT REQUESTS)
                            -------------------------
        FOR ACCOUNTS RECEIVABLE LOANS/COLLATERAL CONTROL PROCESSING ONLY
        ----------------------------------------------------------------

PREPARED BY:                               DATE:
            ----------------------------        --------------------------------

------------------- ----------------- ----------------- ----------------- ----------------- ----------------- -----------------
                                                                                INTEREST
      OBLIGOR           BORROWER           ADVANCE           PAYDOWN            PAYMENT          OFFSET            CALLER
------------------- ----------------- ----------------- ----------------- ----------------- ----------------- -----------------
------------------- ----------------- ----------------- ----------------- ----------------- ----------------- -----------------

------------------- ----------------- ----------------- ----------------- ----------------- ----------------- -----------------

------------------- ----------------- ----------------- ----------------- ----------------- ----------------- -----------------

------------------- ----------------- ----------------- ----------------- ----------------- ----------------- -----------------

------------------- ----------------- ----------------- ----------------- ----------------- ----------------- -----------------

------------------- ----------------- ----------------- ----------------- ----------------- ----------------- -----------------

------------------- ----------------- ----------------- ----------------- ----------------- ----------------- -----------------

------------------- ----------------- ----------------- ----------------- ----------------- ----------------- -----------------

------------------- ----------------- ----------------- ----------------- ----------------- ----------------- -----------------

                                    EXHIBIT D

                           BORROWING BASE CERTIFICATE

                                    EXHIBIT E

                         FORM OF COMPLIANCE CERTIFICATE

                  Pursuant to Section 7.7 of that certain Amended and Restated Revolving Loan and Security Agreement (the "Loan Agreement") dated as of __________ by and between WOOD ALLIANCE, S.P. INC. d/b/a Wood Associates, a California corporation ("Borrower"), and COMERICA BANK-CALIFORNIA, ("Bank"), the undersigned, ____________________ of the Borrower, hereby certifies as follows (each of the capitalized terms used herein without definition shall having the meaning set forth in the Loan Agreement):

                  1. Attached hereto are calculations for [month] demonstrating that the Borrower is in compliance with Article VIII of the Loan Agreement.

                  2. No Default or Event of Default exists or has existed during the aforementioned period./1/

The undersigned certifies that s/he has read the conditions, definitions and other provisions contained in the Loan Agreement and Loan Documents, and that, in his opinion, he has made or caused to be made such examination or investigation as is necessary to enable him to express an informed opinion with respect to the matters contained in this Certificate.

Dated: ____________________

                                            WOOD ALLIANCE, S.P. INC.,
                                            a California corporation

                                            By:
                                                --------------------------------
                                            Name:
                                                  ------------------------------
                                            Title:
                                                   -----------------------------



                                            By:
                                                --------------------------------
                                            Name:
                                                  ------------------------------
                                            Title:
                                                   -----------------------------

----------
   /1/ If a Default or Event of Default exists or has existed during the aforementioned period, then the nature, period of existence, and actions taken by Borrower or its applicable Subsidiary with respect thereto shall be attached hereto as an Exhibit and be in form and substance satisfactory to Bank.

        [LOGO]
Comerica Bank-California

REPORT OF ACCOUNTS RECEIVABLE (Note: Company should retain a copy of this report fur its records.)

We submit the following information in connection with the Security Agreement(s) (Accounts Receivable and Inventory) heretofore executed by the undersigned in favor of the bank. This report is dated _______________, 19_______, and this report's sequential transmittal number is ___________.

Accounts Receivable

1.    Balance Accounts Receivable     ___________________, 19_______           $
                                                                               -----------------------------------------------------

2.    Charges Billed This Month To Date (Dr.  To A/R)                          +
                                                                               -----------------------------------------------------

3.    Credits Month to Date (Cr to A/R)
      A.  Payments ______________________________
      B.  Adjustments ____________________________                             -
                                                                               -----------------------------------------------------

                               Month          Day          Year
                               -----          ---          ----

4.    Balance Accounts Rec.      ____________________                          $
                                                                               -----------------------------------------------------
5.    Charges Since Last Report  ____________________

6.    Payments Since Last Report ____________________

7.    Ineligible Accounts (see detail.  over)                                  -
                                                                               -----------------------------------------------------

8.    Net Eligible Accounts Receivable (Line 4 Less Line 7)                    $
                                                                               -----------------------------------------------------

9.    Loan Formula @__________% Of Net Eligible                                $
                                                                               =====================================================
      Accounts Receivable or Maximum Line Amount

Loan

10.   Loan Balance Per Last Report dated: ____________________, 19______       $
                                                                               -----------------------------------------------------

11.   Less Loan Payments                                                       -
                                                                               -----------------------------------------------------
      (Attach tape to illustrate calculation of payments total since Last Report)

12.   Sub Total                                                                $
                                                                               -----------------------------------------------------

13.   Plus Advances and Outer Obligations

      A.  Advances Since Last Report  __________________________
          (Attach tape to illustrate calculations)
      B.  This Advance                __________________________
      C.  Other Obligations           __________________________               +
                                                                               -----------------------------------------------------
          (include letters of credit, B/A, etc.)

14.   Current Loan Balance                                                     $
                                                                               =====================================================

15.   Net Loan Availability (Lice 9 less line 14)                              $
                                                                               =====================================================


AS SECURITY FOR ALL OBLIGATIONS OF THE UNDERSIGNED, DIRECT OR CONTINGENT, WHICH ARE NOW OWING OR WHICH HEREAFTER MAY BE OWING TO COMERICA BANK CALIFORNIA, THE COMPANY HEREBY ASSIGNS AND GRANTS TO SAID BANK A SECURITY INTEREST IN THE ACCOUNTS LISTED IN THE ABOVE SCHEDULE, MONIES DUE UPON THE SAME AND ALL MERCHANDISE RETURNED OR REJECTED. THE COMPANY REPRESENTS THAT THE ABOVE SCHEDULE CORRECTLY SETS FORTH THE ACCOUNTS NOW OWING THE UNDERSIGNED FOR BONA FIDE SALES AND DELIVERIES OF MERCHANDISE; THAT THERE ARE NO OFFSETS OR COUNTER-CLAIMS OF ANY NATURE WHATSOEVER AGAINST ANY OF THE ACCOUNTS; THAT NONE OF SAID ACCOUNTS ARE PAST DUE (EXCEPT AS NOTED ON LINE 7); THAT PROPER ENTRIES HAVE BEEN MADE ON THE BOOKS OF THE COMPANY DISCLOSING THE ASSIGNMENT OF SUCH ACCOUNTS TO SAID BANK; THAT NONE OF SAID ACCOUNTS NAVE BEEN SOLD OR ASSIGNED TO ANY OTHER PARTY; THAT SAID ACCOUNTS ARE ASSIGNED PURSUANT TO AND IN ACCORDANCE WITH ALL THE TERMS AND PROVISIONS OF THE SECURITY AGREEMENT AND ANY OTHER AGREEMENT EXECUTED BY THE COMPANY AND COMERICA BANK-CALIFORNIA RELATING TO ADVANCES TO BE MADE BY SAID BANK ON SUCH ACCOUNTS AND THE ASSIGNMENT THEREOF, AND THAT ALL SUCH ACCOUNTS ARE ELIGIBLE ACCOUNTS (EXCEPT AS NOTED ON LINE 7); AS DEFINED IN SAID SECURITY AGREEMENTS.

_______________________________________________________________            _________________________________________________________
Company Name                                                               Company's Authorized Signature
------------------------------------------------------------------------------------------------------------------------------------
BANK USE ONLY (4-7-93)
Received by:_______________________________________________________          Transmittal:___________________________________________

Obligat #:  _______________________________________________________        Date Reviewed:___________________________________________

 Customer:  _______________________________________________________    Reviewer Initials:___________________________________________
------------------------------------------------------------------------------------------------------------------------------------

INELIGIBLE BREAKDOWN (Note: Company should retain a copy of this report for its records)

                      Customer Name
                                    --------------------------------------------

                         Aging Date
                                    --------------------------------------------

LIST TOTAL LESS THAN 90 DAYS FOR EACH CATEGORY(S) AND THE GRAND TOTAL OF OVER 90 DAY ACCOUNTS. USE SPACE BELOW TO ITEMIZE LISTED CATEGORY(S) AS NEEDED.


FEDERAL GOVERNMENT A/R (1)                                                   FOREIGN A/R (2)
                                    -------------------------------------                        -----------------------------------

ADD OLD CREDIT (8)                                                           CONTRA ACCOUNTS (3)
                                    -------------------------------------                        -----------------------------------

FINANCE OR SERVICE CHARGES                                                   AFFILIATES (4)
                                    -------------------------------------                        -----------------------------------

RETENTIONS & BONDED JOBS                                                     CONCENTRATIONS (6)
                                    -------------------------------------                        -----------------------------------
(billed and unbilled restrictions and A/R from jobs from which are bonded are not eligible)

OVER 90+ DAYS FROM INVOICE                                                   OTHER (SPECIFY) (7)
                                    -------------------------------------                           --------------------------------
25 % RULE (5)
                                    -------------------------------------

INELIGIBLE GRAND TOTAL     **                                                 ..
                           -----------------------------------------------------
                                        (transfer to line 7 on front)

            -----------------------------  -----------------------------  ----------------------------  ----------------------------
                     CATEGORY                        CATEGORY                       CATEGORY                       CATEGORY

       1.
            -----------------------------  -----------------------------  ----------------------------  ----------------------------
       2.
            -----------------------------  -----------------------------  ----------------------------  ----------------------------
       3.
            -----------------------------  -----------------------------  ----------------------------  ----------------------------
       4.
            -----------------------------  -----------------------------  ----------------------------  ----------------------------
       5.
            -----------------------------  -----------------------------  ----------------------------  ----------------------------
       6.
            -----------------------------  -----------------------------  ----------------------------  ----------------------------
       7.
            -----------------------------  -----------------------------  ----------------------------  ----------------------------
       8.
            -----------------------------  -----------------------------  ----------------------------  ----------------------------
       9.
            -----------------------------  -----------------------------  ----------------------------  ----------------------------
       10.
            -----------------------------  -----------------------------  ----------------------------  ----------------------------

       TOTAL
            -----------------------------  -----------------------------  ----------------------------  ----------------------------

To the best of my knowledge and belief, this information is correct and may be relied upon by you as a basis for advancing any credit to us.

-------------------------------------------------
             CUSTOMER SIGNATURE

Notes:
     (1) Federal Government A/R - Customers that are pact of the Federal Government. This does not include state or local governments. Assignments of claim must be filed to include the receivables as eligible collateral, if they exceed $1,000.

     (2) Foreign A/R - includes any customer char is located outside of the United States. This includes foreign affiliates or divisions of domestic corporations. The originating locations of obligor purchase argue and payments remitted by than are the determining factors when labeling the obligor as a foreign account. Such A/R is not eligible unless backed by a confirmed L/C or by appropriate insurance with documentation acceptable to Comerica Bank-California.

     (3) Contra Accounts - Contras exist when there is a liability owing to a customer on your accounts receivable aging. A good way to reveal contra accounts is to compare the accounts receivable aging and accounts payable aging for like accounts at each month end.

     (4) Affiliate Accounts - An accounts receivable account in which you have a material interest is an affiliate account. Employee accounts, salesman accounts and related company accounts are all examples of affiliate accounts.

     (5) 25% Rule - If over 25% of the total for this customer is over 90 days, this will eliminate the customer entirely. Look down the Priors column (90 day) for outstanding dollars, when you reach a figure, mentally quadruple it. Compare to the total outstanding for that customer. If greater than total the account would be eliminated. Continue this process throughout the aging.

     (6) Concentrations - There is a concentration clause in every loan and security agreement. Based on your concentration allowance (usually 20% of total A/R) determine what would be ineligible by multiplying the coral A/R by 20% or whatever the percent allowed is. If any customer exceeds this amount, the excess is ineligible (less any portion is the priors or mention column) unless approved by Comerica Bank-California.

     (7) Other - Progress billings, service (maintenance) contracts, commissions, container receivables, non-trade receivables, Chapter 11 receivables, any invoices (e.g. COD, cash account and miscellaneous) for which customer signed documentation is not available (verifying that shipment was received of services were provided).

                                    EXHIBIT E

                         FORM OF COMPLIANCE CERTIFICATE

          Pursuant to Section 7.7 of that certain Amended and Restated
Revolving Loan and Security Agreement (the "Loan Agreement") dated as of __________ by and between WOOD ALLIANCE, S.P. INC. d/b/a Wood Associates, a California corporation ("Borrower"), and COMERICA BANK-CALIFORNIA, ("Bank"), the undersigned, ____________________ of the Borrower, hereby certifies as follows (each of the capitalized terms used herein without definition shall having the meaning set forth in the Loan Agreement):

          1. Attached hereto are calculations for [month] demonstrating that the Borrower is in compliance with Article VIII of the Loan Agreement.

          2. No Default or Event of Default exists or has existed during the aforementioned period./1/

The undersigned certifies that s/he has read the conditions, definitions and other provisions contained in the Loan Agreement and Loan Documents, and that, in his opinion, he has made or caused to be made such examination or investigation as is necessary to enable him to express an informed opinion with respect to the matters contained in this Certificate.

Dated: ____________________

                                         WOOD ALLIANCE, S.P. INC.,
                                         a California corporation

                                         By:
                                             -----------------------------------

                                         Name:
                                               ---------------------------------

                                         Title:
                                                --------------------------------



                                         By:         /s/ James D. Childers
                                             -----------------------------------

                                         Name:          James D. Childers
                                               ---------------------------------

                                         Title: Exec. Vice President/Secretary
                                                --------------------------------
----------
     /1/ If a Default or Event of Default exists or has existed during the aforementioned period, then the nature, period of existence, and actions taken by Borrower or its applicable Subsidiary with respect thereto shall be attached hereto as an Exhibit and be in form and substance satisfactory to Bank.

                            REAFFIRMATION OF GUARANTY

TO:      COMERICA BANK-CALIFORNIA ("Bank")

          JAMES D. CHILDERS, an individual ("Guarantor") hereby acknowledges and agrees that Guarantor has read and is familiar with, and hereby consents to, all of the terms and conditions of that certain Amended and Restated Revolving Loan and Security Agreement dated the date hereof (the "Amended Loan Agreement") by and between Wood Alliance, S.P. Inc d/b/a Wood Associates, Inc. ("Borrower") and Bank, and all of the agreements and documents referred to therein, and specifically consents to the financial accommodations extended and to be extended by Bank to Borrower as set forth in the Amended Loan Agreement, and in said agreements and documents. Guarantor hereby confirms and agrees that all of the terms and provisions of Guarantor's Guaranty dated September 5, 1995 (hereinafter referred to as the "Guaranty"), are hereby ratified and confirmed, and shall continue in full force and effect as the guaranty of the Obligations (as the term "Obligations" is defined in the Guaranty) of Borrower to Bank, however evidenced.

          Although Bank has informed Guarantor of the Amended Loan Agreement, and Guarantor has acknowledged having read the same and consented to all of the terms and conditions thereof, Guarantor understands and agrees that Bank has no duty under any agreement with Borrower, the Guaranty or any agreement with Guarantor to so notify Guarantor or to seek such an acknowledgment and consent, and nothing contained herein is intended to, or shall create such a duty as to any advances or transactions hereafter.

Dated:  January 31, 2000

                                           /s/ James D. Childers
                                   ---------------------------------------------
                                   James D. Childers, an individual

                            REAFFIRMATION OF GUARANTY

TO:      COMERICA BANK-CALIFORNIA ("Bank")

          MONTE D. WOOD, an individual ("Guarantor") hereby acknowledges and agrees that Guarantor has read and is familiar with, and hereby consents to, all of the terms and conditions of that certain Amended and Restated Revolving Loan and Security Agreement dated the date hereof (the "Amended Loan Agreement") by and between Wood Alliance, S.P. Inc d/b/a Wood Associates, Inc. ("Borrower") and Bank, and all of the agreements and documents referred to therein, and specifically consents to the financial accommodations extended and to be extended by Bank to Borrower as set forth in the Amended Loan Agreement, and in said agreements and documents. Guarantor hereby confirms and agrees that all of the terms and provisions of Guarantor's Guaranty dated September 5, 1995 (hereinafter referred to as the "Guaranty"), are hereby ratified and confirmed, and shall continue in full force and effect as the guaranty of the Obligations (as the term "Obligations" is defined in the Guaranty) of Borrower to Bank, however evidenced.

          Although Bank has informed Guarantor of the Amended Loan Agreement, and Guarantor has acknowledged having read the same and consented to all of the terms and conditions thereof, Guarantor understands and agrees that Bank has no duty under any agreement with Borrower, the Guaranty or any agreement with Guarantor to so notify Guarantor or to seek such an acknowledgment and consent, and nothing contained herein is intended to, or shall create such a duty as to any advances or transactions hereafter.

Dated: January 31, 2000

                                                   /s/ Monte D. Wood
                                        ----------------------------------------
                                        Monte D. Wood, an individual